                                                                      EXHIBIT 11

                   DOLE FOOD COMPANY, INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
                     (in thousands, except per share data)

                                                          1993               1992                1991
                                                         ------             ------              ------
     PRIMARY

       Income before cumulative effect of change
         in accounting principle                       $  77,889           $  65,213          $  133,726

       Cumulative effect of change in accounting
         principle                                            -              (49,492)                 -
                                                       ----------          ----------         ----------
       Net income applicable to common shares          $  77,889           $  15,721          $  133,726
                                                       ==========         ===========         ==========



       Average number of common shares
         outstanding during the year                      59,441              59,408              59,337

       Shares issuable upon exercise of stock
         options at average prices during the
         year                                                261                 253                 329
                                                       ----------          ----------         ----------
       Total                                              59,702              59,661              59,666
                                                       ==========          ==========         ==========

       Primary earnings per common share
         Income before cumulative effect of
           change in accounting principle              $    1.30           $    1.09          $     2.24

         Cumulative effect of change in accounting
           principle                                          -                (0.83)                 -
                                                       ----------          ----------         ----------
         Net income                                     $   1.30           $    0.26          $     2.24
                                                       ==========          ==========         ==========

     FULLY DILUTED

       Income before cumulative effect of change
         in accounting principle                       $  77,889           $  65,213          $  133,726

       Cumulative effect of change in accounting
         principle                                            -              (49,492)                 -
                                                       ----------          ----------         ----------
       Net income applicable to common shares          $  77,889           $  15,721          $  133,726
                                                       ==========          ==========         ==========

       Average number of common shares
         outstanding during the year                      59,441              59,408              59,337

       Shares issuable upon exercise of stock
         options at higher of average prices or
         end of year prices                                  261                 262                 329
                                                       ----------          ----------         ----------
       Total                                              59,702              59,670              59,666
                                                       ==========          ==========         ==========

       Fully diluted earnings per common share
         Income before cumulative effect of
           change in accounting principle              $    1.30           $    1.09          $     2.24

         Cumulative effect of change in accounting
           principle                                          -                (0.83)                 -
                                                       ----------          ----------         ----------
         Net income                                    $    1.30           $    0.26          $     2.24
                                                       ==========          ==========         ==========